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Exhibit 5.1

      March 16, 2020

Collegium Pharmaceutical, Inc.
100 Technology Center Drive
Stoughton, MA 02072

    Re:
    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Collegium Pharmaceutical, Inc., a Virginia corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement"), including the prospectus that is part of the Registration Statement (the "Prospectus"), filed on the date hereof, with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering the registration for resale of up to 1,041,667 shares of common stock, $0.001 par value per share (the "Common Stock"), of the Company (the "Warrant Shares"), issuable upon the exercise of a warrant (the "Warrant") issued and sold to Assertio Therapeutics, Inc. ("Assertio") pursuant to that certain Common Stock Purchase Warrant, dated as of November 8, 2018, by and between the Company and Assertio (the "Warrant Agreement"). You have requested that we render the opinion set forth in this letter and we are furnishing this opinion to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

        We have examined and relied upon originals or copies certified or otherwise identified to our satisfaction of the Second Amended and Restated Articles of Incorporation of the Company, the Amended and Restated Bylaws of the Company, the Warrant Agreement, the Registration Statement, the Prospectus, and other corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Warrant Shares. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

        In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Collegium Pharmaceutical, Inc.
March 16, 2020

        Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We express no opinion herein as to the law of any state or jurisdiction other than the laws of the Commonwealth of Virginia, including statutory provisions and all applicable provisions of the Constitution of the Commonwealth of Virginia and reported judicial decisions interpreting such laws of the Commonwealth of Virginia, without regard to conflict or choice of law principles and as applied by courts located in the particular jurisdiction, and the federal laws of the United States of America.

        Based upon the foregoing, we are of the opinion that the Warrant Shares, when issued upon any exercise of any portion of the Warrant in accordance with its terms, will be validly issued, fully paid and nonassessable.

        This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In rendering this opinion and giving this consent, we do not admit that we are an "expert" within the meaning of the Securities Act.

Very truly yours,
/s/ Pepper Hamilton LLP Pepper Hamilton LLP

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  Exhibit 5.1